United States
                    Securities and Exchange Commission
                          Washington, D.C. 20549


                                Form 8-K/A

                            Amendment No. 1 to
                              Current Report


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 23, 2000


                          John H. Harland Company
           -----------------------------------------------------
          (Exact name of registrant as specified in its charter)


       Georgia                  1-6352                    58-0278260
--------------------------  ------------             -------------------
(State  or other jurisdiction  (Commission                 (IRS Employer
  of incorporation)             File Number)          Identification No.)


                    2939 Miller Road, Decatur, Georgia             3 0035
---------------------------------------------------------------------------
       (Address     of     principal     executive     offices) (Zip Code)


Registrant's telephone number, including area code  (770) 981-9460

This Amendment No. 1 on Form 8-K/A (this "Amendment") is being filed by John H. Harland Company., a Georgia corporation ("Harland" or the "Company"), to amend Item 7 of the Registrant's Current Report on Form 8-K dated August 23, 2000, filed with the Securities and Exchange Commission (the "SEC") on September 7, 2000 (the "Initial Report"). This Amendment and the Initial Report relate to Concentrex Incorporated, an Oregon corporation ("Concentrex") becoming a wholly owned subsidiary of Harland as of August 23, 2000.

Pursuant to the instructions to Item 7 of Form 8-K, the Registrant is filing this Amendment (not later than 60 days after the date that the Initial Report was required to be filed) in order to include the pro forma financial information required with respect to the acquisition of Concentrex. Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended, the complete text of Item 7, as amended, is set forth below.

ITEM 7. Financial Statements, Pro Forma Financial
Information and Exhibits

(a)  Financial Statements of Business Acquired

     The following is a list of unaudited financial statements for Concentrex Incorporated filed herewith:

     Unaudited Consolidated Balance Sheet as of June 30,
          2000
     Unaudited Consolidated Statements of Operations for
          the Six Months Ended June 30, 2000 and 1999
     Unaudited Consolidated Statements of Cash Flows for
          the Six Months Ended June 30, 2000 and 1999
     Notes to Unaudited Consolidated Financial Statements

(b)  Pro Forma Financial Information

     The following is a list of pro forma consolidated financial information pertaining to John H. Harland
     Company and Concentrex Incorporated filed herewith:

     Unaudited Pro Forma Condensed Consolidated Balance
          Sheet as of June 30, 2000
     Unaudited Pro Forma Condensed Consolidated Statement
          of Operations for the Six Months Ended June 30,
          2000
     Unaudited Pro Forma Condensed Consolidated Statement
          of Operations for the Year Ended December 31,
          1999
     Notes to Unaudited Pro Forma Consolidated Financial
     Statements

(c) 	Exhibits.

	Exhibit No.			Description
	10.1
					CFI PROSERVICES, INC.
					dba Concentrex Incorporated
					Audited Consolidated Financial
                    Statements for the years ended
                    December 31, 1999 and 1998.

	23.1			Consent of Arthur Andersen LLP

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


John H. Harland Company

Date:  November 6, 2000       By: /s/ William M. Dollar
                              -------------------------------
                              William M. Dollar, Vice President,
Corporate Controller

                            CONCENTREX INCORPORATED
                          CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)



                                                                                June 30,
                                                                                  2000
                                                                           -------------------
                                                                               (Unaudited)

ASSETS
Current Assets:

  Cash                                                                   $                139
  Restricted cash                                                                       1,318
  Receivables, net of allowances of  $3,582                                            32,592
  Inventory                                                                               550
  Deferred tax asset                                                                    2,843
  Prepaid expenses and other current assets                                             3,246
  Income taxes receivable                                                               2,876
                                                                           -------------------
          Total Current Assets                                                         43,564

Property and equipment, net of accumulated
  depreciation of $14,144                                                               8,486
Software development costs, net of accumulated
  amortization of $5,825                                                                4,019
Purchased software costs, net of accumulated
  amortization of $1,512                                                                7,098
Goodwill, net of accumulated amortization
  of $8,707                                                                            56,753
Deferred tax asset                                                                      9,438
Other assets, net                                                                       3,029
                                                                           -------------------
          Total Assets                                                   $            132,387
                                                                           ===================


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                                       $              6,231
  Accrued expenses                                                                      9,521
  Deferred revenues                                                                    15,858
  Customer deposits                                                                     5,578
  Line of credit                                                                        8,149
  Current portion of long-term debt, less debt discount                                62,616
                                                                           -------------------
          Total Current Liabilities                                                   107,953

Commitments and Contingencies
Long-term debt, less current portion                                                      194
Other long-term liabilities                                                               998

Convertible Subordinated Notes                                                          5,957

Mandatory Redeemable Class A Preferred Stock                                              722

Shareholders' Equity:
  Series preferred stock, 5,000,000 shares authorized,
    none issued and outstanding                                                             -
  Common stock, no par value, 10,000,000 shares authorized,
   5,411,212 shares issued and outstanding                                             26,929
  Accumulated deficit                                                                 (10,366)
                                                                           -------------------
          Total Shareholders' Equity                                                   16,563
                                                                           -------------------
          Total Liabilities and Shareholders' Equity                     $            132,387
                                                                           ===================

The accompanying notes are an integral part of this consolidated balance sheet.

                            CONCENTREX INCORPORATED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Dollars in thousands, except per share data)
                                  (Unaudited)



                                                        Six Months Ended June 30,
                                                      -------------------------------
                                                          2000             1999
                                                      -------------    --------------
REVENUE
  Software Products and Services Group
     License Revenue                                $       27,491   $        23,164
     Service and Support Revenue                            23,803            16,582
     Other Revenue                                           5,541             3,017
   e-Commerce Group

     License Revenue                                           808             1,116
     Service and Support Revenue                             5,594             4,003
                                                      -------------    --------------
          Total Revenue                                     63,237            47,882
COST OF REVENUE                                             25,766            18,006
                                                      -------------    --------------
          Gross Profit                                      37,471            29,876
OPERATING EXPENSES
  Sales and marketing                                       11,565             8,546
  Product development                                       16,596            10,267
  General and administrative                                10,209             6,742
  GOODWILL amortization                                      2,004               816
  Acquired in-process research and development                   -             3,800
                                                      -------------    --------------
          Total Operating Expenses                          40,374            30,171
                                                      -------------    --------------
          Loss From Operations                              (2,903)             (295)
NON-OPERATING INCOME (EXPENSE)
  Interest expense                                          (6,848)             (315)
  Interest income                                               42               144
  Other, net                                                   276                27
                                                      -------------    --------------
          Total Non-operating Income (Expense)              (6,530)             (144)
                                                      -------------    --------------
LOSS BEFORE BENEFIT FROM
   INCOME TAXES                                             (9,433)             (439)
BENEFIT FROM INCOME TAXES                                   (2,094)             (305)
                                                      -------------    --------------
NET LOSS                                                    (7,339)             (134)
PREFERRED STOCK DIVIDEND                                        46                46
                                                      -------------    --------------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS          $       (7,385)  $          (180)
                                                      =============    ==============
BASIC NET LOSS PER SHARE                            $        (1.39)  $         (0.04)
                                                      =============    ==============
DILUTED NET LOSS PER SHARE                          $        (1.39)  $         (0.04)
                                                      =============    ==============


 The accompanying notes are an integral part of these consolidated statements.

                            CONCENTREX INCORPORATED
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                  (Unaudited)


                                                                                         Six Months Ended June 30,
                                                                                    ---------------------------------------
                                                                                          2000                  1999
                                                                                    -----------------     -----------------
Cash flows from operating activities:
  Net loss applicable to common shareholders                                      $           (7,385)   $             (180)
  Adjustments to reconcile net loss applicable to common
    shareholders to cash provided by (used in) operating activities:

      Depreciation and amortization                                                            5,946                 4,126
      Interest accreted on mandatory redeemable preferred stock                                   46                    46
      Interest accreted on notes payable                                                         335                    48
      Write off of in process research and development                                             -                 3,800
      Amortization of debt discount and deferred loan costs                                    1,746                     -
      (Increase) decrease in assets, net of effects from purchase of businesses:

             Receivables, net                                                                  8,346                 1,909
             Inventories, net                                                                     33                    93
             Prepaid expenses and other assets                                                   818                (1,675)
             Income taxes receivable                                                          (1,220)                    -
      Increase  (decrease)  in  liabilities,  net of effects  from  purchase  of businesses:

             Drafts payable                                                                     (728)                    -
             Accounts payable                                                                 (1,193)                   94
             Accrued expenses                                                                 (5,394)               (2,768)
             Deferred revenues                                                                (2,155)                2,063
             Customer deposits                                                                   226                (1,471)
             Income taxes payable                                                                  -                  (473)
                                                                                    -----------------     -----------------
                Net cash (used in) provided by operating activities                             (579)                5,612

Cash flows from investing activities:
  Expenditures for property and equipment                                                     (2,491)               (1,299)
  Investment in Ultradata stock                                                                    -                (2,658)
  Proceeds from long-term note receivable                                                         91                    76
  Cash paid for acquisition of Modern Computer Systems, Inc.,
   net of cash received                                                                            -                (5,520)
  Cash received in acquisition of MECA Software, LLC                                               -                 1,595
                                                                                    -----------------     -----------------
           Net cash used in investing activity                                                (2,400)               (7,806)

Cash flows from financing activities:
  Net proceeds from line of credit                                                             4,667                11,093
  Payments on long-term debt                                                                  (1,487)               (7,827)
  Payments on mandatory redeemable preferred stock                                               (52)                  (51)
  Proceeds from issuance of common stock                                                          19                   905
  Repurchase of common stock                                                                       -                (1,145)
                                                                                    -----------------     -----------------
           Net cash provided by financing activities                                           3,147                 2,975
                                                                                    -----------------     -----------------

Increase in cash and cash equivalents                                                            168                   781

Cash and cash equivalents (including restricted cash):

  Beginning of period                                                                          1,289                 3,589
                                                                                    -----------------     -----------------
  End of period                                                                   $            1,457    $            4,370
                                                                                    =================     =================


 The accompanying notes are an integral part of these consolidated statements.

                             CONCENTREX INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
                           OR AS OTHERWISE INDICATED)

                                   (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

The financial information included herein for the six months ended June 30, 2000 and 1999 is unaudited; however, such information reflects all adjustments consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. The interim consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended 12/31/99 and 12/31/98 of CFI ProServices, Inc., d/b/a Concentrex Incorporated ("Concentrex" or the "Company"). and the notes thereto included in this Form 8-K/A. The Company formally changed its name to Concentrex Incorporated in May 2000. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year. Certain prior period amounts have been reclassified to conform to the current presentation.


NOTE 2.  SUPPLEMENTAL CASH FLOW INFORMATION


Supplemental disclosure of cash flow information is as follows:

                                                                    Six Months Ended June 30,
                                                             -----------------------------------------
                                                                   2000                  1999
                                                             -----------------    --------------------
Cash paid during the period for income taxes                 $        75          $      1,647
Cash paid during the period for interest and dividends             4,453                   171




Noncash investing and financing activities were as follows:

                                                                           Six Months Ended June 30,
                                                                    -----------------------------------------
                                                                          2000                  1999
                                                                    -----------------    --------------------
Tax benefit from exercise of nonqualified stock
       options                                                      $         3          $         --
Reclassification of long-term debt, less debt
     discount, to current liabilities                                    58,182                    --
Decrease in ULTRADATA acquisition goodwill related
       to reduction in accrued liabilities                                  471                    --
Increase in goodwill for accrued acquisition related
       contingent royalties                                                 494                   227
Issuance of common stock in connection with the
       acquisition of Modern Computer Systems, Inc.                          --                   650
Issuance of common stock in connection with the acquisition
      of MECA Software, LLC                                                  --                   569
Assumption of debt in connection with the acquisition of MECA
      Software, LLC                                                          --                 7,500
Fair value of common stock issued in connection with the
      Company's ESSOP                                                     1,204                    --


NOTE 3.   EARNINGS PER SHARE

Following is a  reconciliation  of basic  earnings per share ("EPS") and diluted
EPS:

  Six Months Ended June 30,                  2000                                1999
  ---------------------------------------    ---------- --------- -----------    ---------- -------- ----------
                                                                     Per                               Per
                                                                    Share                             Share
  BASIC EPS                                     Loss     Shares     Amount        Loss      Shares    Amount
  ---------                                  ---------- --------- -----------    ---------- -------- ----------
  Net loss applicable to common
    shareholders                              $ (7,385)    5,325  $  (1.39)      $    (180)  5,054    $(0.04)
                                                                  ===========                        ==========
  Effect of dilutive securities:
    Stock options                                            --                                 --
                                             ---------- ---------                ---------- --------

  DILUTED EPS
  -----------
  Net loss applicable to common
  shareholders                                  $(7,385)  5,325   $  (1.39)      $     (180) 5,054   $ (0.04)
                                                                  ===========                        ==========


The number of options and warrants to purchase shares of common stock and the assumed conversion of convertible subordinated notes that were excluded from the tables above (as the effect would have been anti-dilutive) were 2,557,411 and 1,103,079 for the six months ended June 30, 2000 and 1999, respectively.

NOTE 4.   CLASSIFICATION OF REVENUE

The Company has reorganized itself into two product groups: Software Products and Services Group and e-Commerce Group. Prior period revenues have been reclassified for all periods included herein to reflect the new product groups. Total revenues did not change as a result of this reclassification.

NOTE 5.    LOAN DEFAULT

As of June 30, 2000 the Company was not in compliance with certain financial covenants under its loan agreements. Because waivers for noncompliance were not received from the lenders, indebtedness of the Company under the loan agreements
has  been  classified  as  current  in  the  accompanying   balance  sheet.

NOTE 6.    ACQUISITIONS

Effective January 1, 1999 the Company acquired substantially all of the assets of Modern Computer Systems, Inc. and certain related corporations (collectively, MCS). MCS offers hardware and software solutions for the back office accounting needs of community banks and credit unions. The acquisition was accounted for as a purchase, resulting in approximately $7.0 million of goodwill, intangibles and purchased software. The purchase price was $6.0 million in cash and $650,000 of common stock. The operations of MCS have been included in the Company's results of operations since January 1, 1999.

Effective May 17, 1999 the Company and Moneyscape Holdings, Inc. (a wholly owned subsidiary of Concentrex) acquired 99% and 1%, respectively, of the equity in MECA Software, L.L.C. ("MECA") in exchange for 50,000 shares of Concentrex common stock. The acquisition was accounted for as a purchase. The net purchase price approximated $12.3 million and consisted of the common stock issued, assumption of net liabilities and accrued acquisition costs. The liabilities assumed included $7.5 million of debt owed to certain former members of MECA and was repaid by the Company from proceeds from bank borrowings. The purchase price was allocated to the estimated fair value of the assets acquired, which included the expensing of $3.8 million of in-process research and development and the recognition of approximately a $9.9 million deferred tax asset. The excess of the fair value of the assets acquired over cost (negative goodwill) was allocated to reduce acquired non-current assets. The operations of MECA have been included in the Company's results of operations since May 17, 1999.

Unaudited pro forma results of operations for the six month period ended June 30, 1999, assuming the MECA acquisition occurred at the beginning of 1999 and including the in process research and development charge related to the MECA acquisition.

                                                        Six Months Ended
                                                          June 30, 1999
                                                        ----------------
Total revenues                                             $ 56,930
Net loss applicable to common shareholders                     (153)
Loss per share - Basic                                        (0.03)
Loss per share - Diluted                                   $  (0.03)

Effective August 13, 1999 Concentrex acquired all of the outstanding common stock of ULTRADATA Corporation ("ULTRADATA"). ULTRADATA provides information management software and solutions for relationship-oriented financial institutions. The acquisition was accounted for as a purchase, resulting in approximately $53.6 million of goodwill, intangibles and purchased software. These amounts are being amortized over a period of 6 to 20 years. The purchase price was $66.3 million, including acquisition-related expenses. The purchase price was allocated to the estimated fair value of the assets acquired, which included the expensing of $5.2 million of in-process research and development. The Company is still obtaining certain data related to the acquisition, and, accordingly, the purchase price allocation remains open. The operations of ULTRADATA have been included in the Company's results of operations since August 13, 1999.

NOTE 7.    SUBSEQUENT EVENT

On July 17, 2000 the Company and John H. Harland Company ("Harland") reached an agreement for Harland to purchase all of the outstanding common stock of the Company and assume all of its obligations. The transaction is in the form of a tender offer. The tender offer price is $7.00 per share. The transaction closed on August 23, 2000.

PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed consolidated financial statements for the periods ended June 30, 2000 and December 31, 1999 have been prepared to present the effect of the purchase completed on August 23, 2000 by John H. Harland Company ("Harland") of the outstanding common stock of Concentrex Incorporated ("Concentrex"). The pro forma condensed consolidated statements of operations assume that the purchase was at January 1, 1999. The pro forma condensed consolidated balance sheet has been prepared to present the effect of the purchase by Harland of Concentrex as if it had occurred on June 30, 2000.

Related to presenting this effect, the unaudited pro forma consolidated financial statements also include adjustments related to the purchase of 100% of the common stock of ULTRADATA Corporation by Concentrex on August 13, 1999. Also, a portion of Harland's purchase price of Concentrex has been allocated to the net realizable value of certain assets of Concentrex's online banking and electronic payments business which Harland has identified as businesses held for sale. The pro forma consolidated financial statements include adjustments which remove the operating results of the businesses held for sale from the pro forma condensed consolidated statements of operations and reclassify the assets as held for sale on the pro forma condensed consolidated balance sheet.

The pro forma consolidated financial statements have been prepared based on the historical consolidated financial statements of Harland adjusted to reflect the purchase of Concentrex. In addition, certain historical amounts have been reclassified to conform to the current presentation. The pro forma consolidated financial statements may not be indicative of the results of the operations that actually would have occurred if the transactions had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of the future operations of Harland. The pro forma consolidated financial statements should be read in conjunction with the audited and unaudited interim consolidated financial statements and notes thereto of Harland and Concentrex.


                             JOHN H. HARLAND COMPANY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2000
                                 (In thousands)

                                     ASSETS
                                                          Pro Forma
                                      Harland    Concentrex   Adjustments         Pro Forma
                                    ----------   ----------   -----------        -----------
CURRENT ASSETS:

Cash and cash equivalents            $ 53,411    $     139    $  (41,050)(b)      $  12,500
Restricted cash                                      1,318                            1,318
Receivables, net of allowances         54,690       32,592                           87,282
Inventory                              21,185          550                           21,735
Deferred tax asset                     11,209        2,843           174 (a)         14,226
Prepaid expenses and
   other current assets                 8,995        6,122                           15,117
                                    ----------   ----------   -----------        -----------
Total current assets                  149,490       43,564       (40,876)           152,178

INVESTMENTS AND OTHER ASSETS:

Investments                            21,803                                        21,803
Software development costs, net         4,279       11,117         2,157 (a)         17,553
In-process research and development                                8,248 (a)
                                                                  (8,248)(a)
Goodwill and other intangibles-net     59,331       56,753        21,791 (a)        137,875
Deferred tax asset                      8,738        9,438        (1,863)(a)         16,313
Assets held for sale                    1,188                     18,000 (a)         19,188
Other assets                           30,719        3,029        (2,581)(a)         31,167
                                    ----------   ----------   -----------        -----------
Total investments and other assets    126,058       80,337        37,504            243,899

Property and equipment, net           115,329        8,486                          123,815
                                    ----------   ----------   -----------        -----------

Total assets                        $ 390,877    $ 132,387    $   (3,372)        $  519,892
                                    ==========   ==========   ===========        ===========

See accompanying notes to unaudited pro forma condensed financial information.

                             JOHN H. HARLAND COMPANY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2000
                                 (In thousands)

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                                               Pro Forma
                                      Harland    Concentrex   Adjustments         Pro Forma
                                    ----------   ----------   -----------        -----------

CURRENT LIABILITIES:

Accounts payable - trade            $  22,868    $   6,231    $                  $   29,099
Deferred revenues and
   and customer deposits               16,616       21,436                           38,052
Bank line of credit                                  8,149        (8,149)(a)
Current portion of long-term debt           4       62,616       (62,616)(a)              4
Other                                  45,064        9,521        14,480 (a)(b)      69,065
                                    ----------   ----------   -----------        -----------
Total current liabilities              84,552      107,953       (56,285)           136,220
                                    ----------   ----------   -----------        -----------

LONG-TERM LIABILITIES:

Long-term debt, less current portion  106,441          194        84,783 (b)        191,418
Other long-term liabilities            17,872          998          (380)(a)         18,490
                                    ----------   ----------   -----------        -----------
Total long-term liabilities           124,313        1,192        84,403            209,908
                                    ----------   ----------   -----------        -----------

Commitments and contingencies

Convertible subordinated notes                       5,957        (5,957)(a)            --

Mandatory redeemable
    class A preferred stock                            722          (722)(a)            --

SHAREHOLDERS' EQUITY:

Common stock and
   additional paid-in capital          37,907       26,929       (26,929)(a)         37,907
Retained earnings (deficit)           344,099      (10,366)       10,366 (a)        335,851
                                                                  (8,248)(a)
Accumulated other
   comprehensive income                17,613                                        17,613
Unamortized restricted
   stock awards                        (1,554)                                       (1,554)
                                    ----------   ----------   -----------        -----------
                                      398,065       16,563       (24,811)           389,817
Less shares held in treasury          216,053                                       216,053
                                    ----------   ----------   -----------        -----------
Shareholders' equity - net            182,012       16,563       (24,811)           173,764
                                    ----------   ----------   -----------        -----------

Total liabilities and
   shareholders' equity             $ 390,877    $ 132,387    $   (3,372)         $ 519,892
                                    ==========   ==========   ===========        ===========

See accompanying notes to unaudited pro forma condensed financial information.

                             JOHN H. HARLAND COMPANY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                 (In thousands)
                                                                  Pro Forma Adjustments
                                                             -------------------------------
                                                               Business Held
                                    Harland      Concentrex     For Sale(c)      Other          Pro Forma
                                   ----------    ----------     ----------     ----------       ----------
NET SALES                          $ 348,393     $  63,237      $  (9,769)     $                $ 401,861

COSTS AND EXPENSES:
  Cost of goods sold                 211,922        25,766         (6,251)          (314)(e)      231,123
  Selling, general and
     administrative expenses          92,042        21,774         (3,699)                        110,117
  Product development                               16,596         (2,979)                         13,617
  Amortization of intangibles          3,085         2,004                         2,290 (e)        7,379
                                   ----------    ----------     ----------     ----------       ----------
Total                                307,049        66,140        (12,929)         1,976          362,236
                                   ----------    ----------     ----------     ----------       ----------

INCOME (LOSS) FROM OPERATIONS         41,344        (2,903)         3,160         (1,976)          39,625
                                   ----------    ----------     ----------     ----------       ----------

OTHER INCOME (EXPENSE):
  Interest expense                    (3,518)       (6,848)             1          2,539 (g)       (7,826)
  Other, net                           1,347           318              2         (1,321)(h)          346
                                   ----------    ----------     ----------     ----------       ----------
Total                                 (2,171)       (6,530)             3          1,218           (7,480)
                                   ----------    ----------     ----------     ----------       ----------

INCOME BEFORE INCOME TAXES            39,173        (9,433)         3,163           (758)          32,145
INCOME TAXES                          15,277        (2,094)                          731 (i)       13,914
                                   ----------    ----------     ----------     ----------       ----------
NET INCOME (LOSS)                     23,896        (7,339)         3,163         (1,489)          18,231
Preferred Stock Dividend                                46                           (46)(j)
                                   ----------    ----------     ----------     ----------       ----------
NET INCOME (LOSS) APPLICABLE
     TO COMMON SHAREHOLDERS        $  23,896     $  (7,385)     $   3,163      $  (1,443)       $  18,231
                                   ==========    ==========     ==========     ==========      ===========

WEIGHTED AVERAGE SHARES
     OUTSTANDING:
   Basic                              28,419                                                       28,419
   Diluted                            28,871                                                       28,871

EARNINGS PER COMMON SHARE
   Basic                           $    0.84                                                    $    0.64
   Diluted                         $    0.83                                                    $    0.64

See accompanying notes to unaudited pro forma condensed financial information.

                             JOHN H. HARLAND COMPANY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (In thousands)
                                                                         Pro Forma Adjustments
                                                               -----------------------------------------
                                                                             Business Held
                                     Harland     Concentrex     ULTRADATA(d)  For Sale(c)      Other            Pro Forma
                                   ----------    ----------     ----------     ----------    -----------      -----------
NET SALES                          $ 702,512     $ 107,081      $  15,554      $ (16,064)    $                  $ 809,083

COSTS AND EXPENSES:
  Cost of goods sold                 438,223        42,625          6,557         (8,358)          (458)(e)       478,589
  Selling, general and
     administrative expenses         185,072        37,392          9,618         (5,354)                         226,728
  Product development                               24,505          2,588         (3,298)                          23,795
  Amortization of intangibles          6,035         2,539                                        6,048 (e)        14,622
  Acquired in-process
     research and development                       10,208                                        8,248 (f)        18,456
                                   ----------    ----------     ----------     ----------    -----------        ---------
Total                                629,330       117,269         18,763        (17,010)        13,838           762,190
                                   ----------    ----------     ----------     ----------    -----------        ---------

INCOME (LOSS) FROM OPERATIONS         73,182       (10,188)        (3,209)           946        (13,838)           46,893
                                   ----------    ----------     ----------     ----------    -----------        ---------

OTHER INCOME (EXPENSE):
  Interest expense                    (7,170)       (4,975)          (100)             4         (1,170)(g)       (13,411)
  Other, net                           2,447           438            373            (24)        (3,069)(h)           165
                                   ----------    ----------     ----------     ----------    -----------        ---------
Total                                 (4,723)       (4,537)           273            (20)        (4,239)          (13,246)
                                   ----------    ----------     ----------     ----------    -----------        ---------

INCOME BEFORE INCOME TAXES            68,459       (14,725)        (2,936)           926        (18,077)           33,647
INCOME TAXES                          25,775          (894)            22                        (2,752)(i)        22,151
                                   ----------    ----------     ----------     ----------    -----------        ---------
NET INCOME (LOSS)                     42,684       (13,831)        (2,958)           926        (15,325)           11,496
Preferred Stock Dividend                                93                                          (93)(j)
                                   ----------    ----------     ----------     ----------    -----------        ---------
NET INCOME (LOSS) APPLICABLE
     TO COMMON SHAREHOLDERS        $  42,684     $ (13,924)     $  (2,958)     $     926     $  (15,232)        $  11,496
                                   ==========    ==========     ==========     ==========    ===========        ==========

WEIGHTED AVERAGE SHARES
     OUTSTANDING:
   Basic                              30,638                                                                       30,638
   Diluted                            31,261                                                                       31,261

EARNINGS PER COMMON SHARE
   Basic                           $    1.39                                                                    $    0.38
   Diluted                         $    1.37                                                                    $    0.38

See accompanying notes to unaudited pro forma condensed financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Balance Sheet

Effective August 23, 2000, Harland acquired substantially all the outstanding common stock of Concentrex in a cash tender offer. The footnotes (a) through (j) describe the nature of the transaction and are for informational purposes only. They reflect the adjustments that would have been recorded on the balance sheet at June 30, 2000 had the acquisition occurred on that date.

a)	To reflect the acquisition by the purchase of the outstanding stock of Concentrex and the preliminary allocation of the purchase price on the basis of the estimated fair values of the net assets acquired assuming a June 30, 2000 purchase date. The components of the purchase price and its preliminary allocation to the assets and liabilities are as follows:


Cash paid for Concentrex common stock                 $  39,266
Cash paid to retire Concentrex debt                      83,878
Cash paid for Concentrex options                            900
Cash paid for Concentrex preferred stock                  1,788
Other costs of acquisition                               20,932
                                                      ----------
   Total investment                                   $ 146,764
                                                      ==========


Allocation of the investment:
Current assets                                        $  43,738
Assets held for disposal                                 18,000
Noncurrent deferred income taxes                          7,575
Developed computer software technology                   13,274
Property, plant and equipment                             8,486
Purchased in-process computer software technology         8,248
Other assets                                                448
Current liabilities                                     (30,737)
Long-term liabilities                                      (812)
Goodwill and other intangibles-net                       78,544
                                                      ----------
Total investment                                      $ 146,764
                                                      ==========

b)	To reflect the financing of the acquisition of Concentrex
assuming a June 30, 2000 purchase date including accrued acquisition costs.


Statements of Operations

c)	To remove the operating results of certain online banking and electronic payments businesses of Concentrex which were identified at acquisition by Harland as business held for sale. These adjustments include the results of operations of MECA Software LLP ("MECA") from the date Concentrex acquired MECA (May 17, 1999) through the end of the period. The adjustments also include the results of operations of certain other related Concentrex businesses included in the Harland identification as held for sale.

d)	To reflect the operations of Ultradata Corporation ("Ultradata")
for the periods January 1, 1999 to August 13, 1999 at which date
Ultradata was acquired by Concentrex.

e)	To adjust the amortization of capitalized developed computer software, goodwill and other intangibles to reflect the appropriate amounts related to the acquisition of Concentrex.

f)	To expense the cost of purchased in-process research and
development in accordance with generally accepted accounting principles.

g)	To adjust interest expense to reflect projected debt levels which would have been required during the periods and a weighted average interest rate available to Harland during those periods.

h)	To reduce interest income recognized by Harland during the period to give effect to the available cash would have been used in lieu of borrowings. Also includes adjustments to increase the amortization of deferred debt costs associated with the assumed financing activities.

i)	To adjust the provision (benefit) for income taxes for the
anticipated tax effect of the pro forma adjustments (excluding non-deductible adjustments). The principle difference in the effective tax rate for the consolidated pro forma statements of income relates to non-deductible acquired in-process research and development and non-deductible goodwill and other intangibles amortization.

j)	To remove the historical preferred stock dividend amount paid out by Concentrex